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EXHIBIT 16.1


October 1, 2002



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Sirs:

We have read the statements made by New Visual Corporation, which we understand was filed with the Commission, pursuant to Item 4 on Form 8-K/A, as part of the Company's Report on the Form 8-K/A dated September 6, 2002. We agree with the statements concerning our firm in such Form 8-K/A.

Very Truly Yours




/s/ Grassi & Co., CPAs, P.C.



CC:      Thomas J. Cooper
         New Visual Corporation.
         5920 Friars Road
         Suite 104
         San Diego, CA  92108